UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 25, 2005

ALBANY MOLECULAR RESEARCH, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-25323	14-1742717
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

21 Corporate Circle, P.O. Box 15098, Albany, NY		12212
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (518) 464-0279

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On July 25, 2005, the Board of Directors of Albany Molecular Research, Inc. (the “Company”) adopted the following schedule of annual fees paid to non-employee directors of the Company that serve as chairman of a committee of the Board of Directors:

Audit Committee Chairman	$6,500
Compensation Committee Chairman	$5,000
Nominating and Corporate Governance Committee Chairman	$5,000
Research and Development Committee Chairman	$5,000

On July 25, 2005, the Board of Directors of the Company also adopted a policy requiring that the annual retainer fee paid to each non-employee director as compensation for his service as a director of the Company (currently $20,000) be paid half in cash and half in a grant of restricted common stock of the Company until such time as such director holds common stock of the Company having a fair market value of at least $100,000.  Thereafter and during his service as a director of the Company, such non-employee director must continue to hold common stock of the Company having a fair market value of at least $100,000 and may receive a greater proportion of his annual retainer fee in the form of cash subject to this minimum stock holding requirement.  At any time, non-employee directors may choose to receive a greater proportion of their annual retainer fee in the form of restricted stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 1, 2005	ALBANY MOLECULAR RESEARCH, INC.

	By:	/s/ Mark T. Frost
Mark T. Frost
Chief Financial Officer, Treasurer and Secretary